Exhibit 13.1

Certification by CEO and CFO

pursuant to Section 1350, as adapted

pursuant to Section 906 of the

Sarbanes – Oxley Act of 2002

The certification set forth below is being furnished to the Securities and Exchange Commission, in connection with Vista Oil & Gas, S.A.B. de C.V.’s Annual Report on Form 20-F for the year ended December 31, 2019 (the “Annual Report”) solely for the purpose of complying with Rule 13a-14(b) or Rule 15d-14(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and Section 1350 of Chapter 63 of Title 18 of the United States Code as adapted pursuant to Section 906 of the Sarbanes – Oxley Act of 2002.

Miguel Galuccio, the Chief Executive Officer and Pablo Manuel Vera Pinto, the Chief Financial Officer of Vista Oil & Gas, S.A.B. de C.V. each certifies that, to the best of their knowledge:

1.	the Annual Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.	the information contained in the Annual Report fairly presents, in all material respects, the financial condition and results of operations of Vista Oil & Gas, S.A.B. de C.V.

Date: April 29, 2020

By:	/s/ Miguel Galuccio
	Name:	Miguel Galuccio
	Title:	Chief Executive Officer

By:	/s/ Pablo Manuel Vera Pinto
	Name:	Pablo Manuel Vera Pinto
	Title:	Chief Financial Officer